E

Claritev Corporation Reports Fourth Quarter and Full Year 2025 Results
–Q4 2025 Revenues of $246.6 million, Net loss of $80.6 million, and Adjusted EBITDA of $151.3 million (Adjusted EBITDA Margin of 61.4%)
–Full-year 2025 Revenues of $965.4 million (increase of 3.7% compared to FY 2024), Net loss of $284.3 million, and Adjusted EBITDA of $602.6 million (increase of 4.5% compared to FY 2024)
–Full-year 2026 Guidance initiated:
◦Revenue range of $980 million to $1 billion
◦Free cash flow of $0 million to $10 million
◦Capital expenditures of $160 million to $170 million
–Company Board of Directors approves $75 million, five-year share repurchase program
McLean, VA — February 23, 2026 — Claritev Corporation (“Claritev” or the “Company”) (NYSE: CTEV), a technology, data and insights company focused on making healthcare more affordable, transparent and fair for all, today reported financial results for the fourth quarter and full year ended December 31, 2025.
“I am exceedingly proud of the work delivered by the Claritev team in 2025. This year marked a pivotal time in our company’s history, as we returned to top line revenue growth highlighted by operational and financial execution. We expanded our vertical markets, rebranded as Claritev, launched new solutions and partnerships, and migrated our technology foundation, all of which combined to help us deliver record bookings. The Year of the Turn was an unqualified success, and we are well on our way to delivering on our theme of 2026 as The Way Up,” said Travis Dalton, Chairman, CEO and President of Claritev.
Mr. Dalton added, “In 2025, our company demonstrated a mission-driven purpose to lay a foundation for growth, clarify our purpose, align and recruit talent, and focus our company and associates on key performance metrics. That combination of Clarity, Alignment and Focus, when applied against our Vision 2030, has allowed us to turn to profitable growth sooner than expected. Most importantly it has allowed us to serve our clients with solutions that deliver tangible, measurable value, as we execute on our promise to make healthcare more affordable for everyone.”
Doug Garis, Claritev Chief Financial Officer, commented, “We are carrying the momentum from our strong fourth quarter and full year results into 2026. Our guidance reflects a sustainable growth model, built on a durable core business foundation, exciting expansion opportunities, and a growing pipeline across our solutions and markets. Significantly, we expect to return to positive free cash flow in 2026, allowing Claritev to focus on our primary capital allocation priorities of driving organic growth, opportunistic debt reduction, and value-creating M&A.”
Additionally, the Company’s Board of Directors approved a five-year share repurchase program (the "Five-Year Program") authorizing the Company to purchase up to $75.0 million of its Class A common stock from time to time in open market transactions, subject to compliance with applicable legal requirements. The Five-Year Program was approved starting January 1, 2026 through December 31, 2030 and is subject to a $20.0 million limit per calendar year.

Business and Financial Highlights
Fourth Quarter ended December 31, 2025
•Revenues of $246.6 million for Q4 2025, an increase of 6.2% compared to revenues of $232.1 million for Q4 2024.
•Net loss of $80.6 million for Q4 2025, compared to net loss of $138.0 million for Q4 2024.
•Adjusted EBITDA of $151.3 million for Q4 2025, compared to Adjusted EBITDA of $141.4 million for Q4 2024.
•Net cash provided by operating activities of $66.3 million for Q4 2025, compared to net cash used in operating activities of $33.4 million for Q4 2024.
•Free cash flow of $36.4 million for Q4 2025, compared to free cash flow of $(63.8) million for Q4 2024.
•The Company ended Q4 2025 with $16.8 million of unrestricted cash and cash equivalents on the balance sheet.
•The Company processed approximately $47.2 billion in claim charges during Q4 2025, identifying potential medical cost savings of approximately $6.4 billion.
Year ended December 31, 2025
•Revenues of $965.4 million for FY 2025, an increase of 3.7% compared to revenues of $930.6 million for FY 2024.
•Net loss of $284.3 million for FY 2025, compared to net loss of $1,645.8 million for FY 2024.
•Adjusted EBITDA of $602.6 million for FY 2025, compared to Adjusted EBITDA of $576.7 million for FY 2024.
•Net cash provided by operating activities of $117.3 million for FY 2025, compared to net cash provided by operating activities of $107.6 million for FY 2024.
•Free cash flow of $(12.3) million for FY 2025, compared to free cash flow of $(10.5) million for FY 2024.
•The Company processed approximately $179.8 billion in claim charges during FY 2025, identifying potential medical cost savings of approximately $25.0 billion.
2026 Financial Guidance1
The Company is introducing its full-year 2026 guidance, detailed in the table below:

Financial Metric	Full Year 2026 Guidance
Revenues	$980 million to $1 billion
Adjusted EBITDA[1]	$605 million to $615 million
Capital expenditures[2]	$160 million to $170 million
Effective tax rate	24% to 28%
Free cash flow	$0 million to $10 million

1 We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP (as defined below) measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transformation costs, transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
2 Capital expenditures include hosted software implementation costs that are capitalized but not classified as investing activities in the statements of cash flows.

Conference Call Information
The Company will host a conference call today, Monday, February 23, 2026 at 4:30 p.m. U.S. Eastern Time (ET) to discuss its financial results. To join the conference call, please pre-register using the following link at least ten minutes before the call begins: https://events.q4inc.com/analyst/106179512?pwd=uApaAo3m. Upon registration, you will receive a calendar invitation with call access details and a unique pin.
A live webcast of the conference call can be accessed through the Investor Relations section of the Company’s website at investors.claritev.com/events-and-presentations. This earnings press release and a supplemental slide deck will also be available on this section of the Company’s website.
For those unable to listen to the live conference call, a replay will be available after the call through the archived webcast on the Investor Relations section of the Company’s website.
About Claritev
Claritev is a healthcare technology, data and insights company focused on delivering affordability, transparency and quality. Led by a team of deeply experienced associates, data scientists and innovators, Claritev provides cutting-edge solutions and services fueled by multiple data sources and over 45 years of claims experience. Claritev utilizes world-class technology and AI solutions to power a robust enterprise platform that delivers meaningful insights to drive affordability in healthcare, brings price transparency and optimizes networks and benefits design. By focusing on purpose–built solutions that support all key players – including payers, employers, patients, providers and third parties – Claritev aims to make healthcare more accessible and affordable for all. For more information, visit claritev.com.

Investor Relations Contacts
Todd Friedman
VP, Investor Relations
Claritev
investor@claritev.com
Media Relations Contact
Jen O’Connor
VP, Brand Marketing
Claritev
press@claritev.com

Forward-Looking Statements
This press release contains forward-looking statements regarding our opinions, beliefs, projections, business plans and expectations. These forward-looking statements may differ materially from actual results due to a variety of factors and can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These statements include all matters that are not historical facts. They appear in a number of places throughout this press release, including, but not limited to, statements relating to our ability to deliver anticipated results; our ability to successfully implement our transformation plan; the growth and expansion of our business, including our pipeline; our expectations regarding future free cash flow and use of capital; our 2026 outlook and guidance; and the long-term prospects of the Company. Such forward-looking statements are based on available current market information and management’s expectations, beliefs and forecasts concerning future events impacting the business. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that these forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include: loss of our clients, particularly our largest clients; the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected;

our ability to enter new lines of business and broaden the scope of our solutions; trends in the U.S. healthcare system, including recent trends of unknown duration of reduced healthcare utilization and increased patient financial responsibility for services; effects of competition; effects of pricing pressure; the inability of our clients to pay for our solutions; changes in our industry and in industry standards and technology; adverse outcomes related to litigation or governmental proceedings; interruptions or security breaches of our information technology systems and other cybersecurity attacks; our ability to maintain the licenses or right of use for the software we use; our ability to protect proprietary information, processes and applications; our inability to expand our network infrastructure; inability to preserve or increase our existing market share or the size of our preferred provider organization networks; decreases in discounts from providers; pressure to limit access to preferred provider networks; changes in our regulatory environment, including healthcare law and regulations; the expansion of privacy and security laws; heightened enforcement activity by government agencies; our ability to obtain additional financing; our ability to pay interest and principal on our notes and other indebtedness; lowering or withdrawal of our credit ratings; changes in accounting principles or the incurrence of impairment charges; the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors; other factors disclosed in our Securities and Exchange Commission (“SEC”) filings; and other factors beyond our control.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and other documents filed or to be filed with the SEC by us. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
We undertake no obligation to update these statements as a result of new information or future events or otherwise, except as may be required under applicable securities laws.
Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, free cash flow, unlevered free cash flow and adjusted cash conversion ratio. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.
EBITDA, Adjusted EBITDA, free cash flow, unlevered free cash flow and adjusted cash conversion ratio are supplemental measures of Claritev’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net (loss) income, cash flows or any other measures of performance prepared in accordance with GAAP.
EBITDA represents net (loss) income before interest expense, interest income, income tax provision (benefit), depreciation, amortization of intangible assets, and non-income taxes. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below.
In addition, in evaluating EBITDA and Adjusted EBITDA you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and Adjusted EBITDA. The presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.
We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and
•Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.
Claritev’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.
Free cash flow is defined as net cash provided by operating activities less capital expenditures, all as disclosed in the Consolidated Statements of Cash Flows. Unlevered free cash flow is defined as net cash provided by operating activities less capital expenditures, plus cash interest paid, all as disclosed in the condensed consolidated statements of cash flows. Free cash flow and unlevered free cash Flow are measures of our operational performance used by management to evaluate our business after purchases of property and equipment and, in the case of unlevered free cash flow, prior to the impact of our capital structure. Free cash flow and unlevered free cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, Claritev’s definitions of free cash flow and unlevered free cash flow are limited, in that they do not represent residual cash flows available for discretionary expenditures, due to the fact that the measures do not deduct the payments required for debt service, in the case of unlevered free cash flow, and other contractual obligations or payments made for business acquisitions.
Adjusted cash conversion ratio is defined as unlevered free cash flow divided by Adjusted EBITDA. Claritev believes that the presentation of the adjusted cash conversion ratio provides useful information to investors because it is an financial performance measure that shows how much of its Adjusted EBITDA Claritev converts into unlevered free cash flow.

CLARITEV CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share data)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$16,814	$16,848
Restricted cash	11,527	12,824
Trade accounts receivable, net	127,615	89,758
Prepaid expenses	31,992	20,493
Prepaid taxes	11,526	6,747
Unbilled Independent Dispute Resolution fees, net	10,563	21,850
Other current assets, net	14,330	6,995
Total current assets	224,367	175,515
Property and equipment, net	326,326	292,649
Operating lease right-of-use assets	13,966	16,097
Goodwill	2,405,853	2,403,140
Other intangibles, net	1,884,604	2,226,323
Other assets, net	33,342	37,103
Total assets	$4,888,458	$5,150,827
Liabilities and Shareholders’ (Deficit)/Equity
Current liabilities:
Accounts payable	$60,463	$86,327
Accrued interest	100,009	55,532
Operating lease obligation, short-term	4,705	4,385
Current portion of long-term debt	14,690	13,250
Accrued compensation	45,238	33,690
Other accrued expenses	36,253	20,606
Total current liabilities	261,358	213,790
Long-term debt, net	4,560,440	4,509,725
2025 Revolving Credit Facility	20,000	—
Operating lease obligation, long-term	16,236	13,857
Deferred income taxes	197,599	325,834
Other liabilities	—	3,599
Total liabilities	5,055,633	5,066,805
Commitments and contingencies (Note 15)
Shareholders’ (deficit)/equity:
Shareholder interests
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; no shares issued	—	—
Class A Common stock, $0.0001 par value — 1,500,000,000 shares authorized; 17,295,582 and 16,930,827 issued; 16,552,723 and 16,187,968 shares outstanding	2	2
Additional paid-in capital	2,398,423	2,372,954
Accumulated deficit	(2,429,420)	(2,145,138)
Accumulated other comprehensive loss	(4,172)	(5,063)
Treasury stock — 742,859 and 742,859 shares	(138,733)	(138,733)
Total shareholders’ (deficit)/equity attributable to Claritev Corporation	(173,900)	84,022
Non-controlling interests	6,725	—
Total shareholders' (deficit)/equity	(167,175)	84,022
Total liabilities and shareholders’ (deficit)/equity	$4,888,458	$5,150,827

CLARITEV CORPORATION
Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues	$246,554	$232,145	$965,413	$930,624
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	70,103	57,116	253,411	239,404
General and administrative expenses	63,422	43,991	221,518	150,891
Depreciation	25,894	22,818	101,669	88,190
Amortization of intangible assets	85,844	85,970	343,757	343,883
Loss on impairment of goodwill and intangible assets	—	54,500	—	1,488,863
Loss on disposal of leases	243	668	6,936	729
Loss on sale of assets	8,670	8,440	9,357	8,595
Total expenses	254,176	273,503	936,648	2,320,555
Operating (loss) income	(7,622)	(41,358)	28,765	(1,389,931)
Interest expense	99,408	81,252	392,022	326,371
Interest income	(279)	(408)	(1,561)	(3,130)
Transaction costs related to refinancing transaction	166	63,930	8,045	63,930
Loss (gain) on extinguishment of debt	—	—	670	(5,913)
Loss on sale of equity investment	—	—	2,667	—
Gain on change in fair value of Private Placement Warrants and Unvested Founder Shares	—	(1)	—	(477)
Net loss before taxes	(106,917)	(186,131)	(373,078)	(1,770,712)
Benefit for income taxes	(26,347)	(48,166)	(88,796)	(124,881)
Net loss	(80,570)	(137,965)	(284,282)	(1,645,831)
Less: net loss attributable to non-controlling interests	—	—	—	—
Net loss attributable to Claritev Corporation	$(80,570)	$(137,965)	$(284,282)	$(1,645,831)

Weighted average shares outstanding – Basic and Diluted(1)	16,527,052	16,171,224	16,434,919	16,147,506

Net loss per share – Basic and Diluted(1)	$(4.88)	$(8.53)	$(17.30)	$(101.92)

Net loss attributable to Claritev Corporation	(80,570)	(137,965)	(284,282)	(1,645,831)
Other comprehensive income
Change in unrealized gain on interest rate swap, net of tax	968	7,399	891	6,715
Comprehensive loss	$(79,602)	$(130,566)	$(283,391)	$(1,639,116)
(1) Shares and net loss per share have been retroactively adjusted for all periods presented to reflect the one-for-forty (1-for-40) reverse stock split that became effective on September 20, 2024.

CLARITEV CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Operating activities:
Net loss	$(80,570)	$(137,965)	$(284,282)	$(1,645,831)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	25,894	22,818	101,669	88,190
Amortization of intangible assets	85,844	85,970	343,757	343,883
Amortization of the right-of-use asset	540	987	3,028	4,364
Loss on impairment of goodwill and intangible assets	—	54,500	—	1,488,863
Stock-based compensation	7,796	6,816	27,822	26,645
Deferred income taxes	(48,608)	(55,009)	(128,508)	(198,008)
Amortization of debt issuance costs and discounts	1,521	2,186	5,478	10,974
Non-cash interest expense	15,817	—	57,596	—
(Loss) gain on extinguishment of debt	—	—	670	(5,913)
Loss on sale of equity investment	—	—	2,667	—
Loss on sale of assets	8,670	8,440	9,357	8,595
Loss on disposal of leases	243	668	6,936	729
Change in fair value of Private Placement Warrants and Unvested Founder Shares	—	(1)	—	(477)
Changes in operating assets and liabilities, net of acquisitions:
Trade accounts receivable, net	10,664	(7,626)	(26,570)	(13,200)
Prepaid taxes	21,493	(6,747)	(4,779)	(5,383)
Prepaid expenses, other current and non-current assets	(23,258)	(22,295)	(23,964)	(31,761)
Accounts payable	21,537	67,674	(25,864)	67,352
Other accrued expenses, accrued interest and accrued liabilities	20,251	(52,504)	57,445	(25,136)
Operating lease, net	(1,548)	(1,325)	(5,134)	(6,270)
Net cash provided by (used in) operating activities	66,286	(33,413)	117,324	107,616
Investing activities:
Purchases of property and equipment	(29,909)	(30,434)	(129,601)	(118,123)
Proceeds from sale of investment	—	—	13,333	—
OPCG acquisition	(4,750)	—	(4,750)	—
Net cash used in investing activities	(34,659)	(30,434)	(121,018)	(118,123)
Financing activities:
Repayments of Term Loans	(3,672)	—	(11,017)	—
Repayments of Term Loan B	—	(3,312)	—	(13,250)
Repurchase of 5.750% Notes	—	(1)	—	—
Repurchase of Senior Convertible PIK Notes	—	—	—	(14,886)
Taxes paid on settlement of vested share awards	(604)	—	(4,095)	(3,356)
Borrowings on 2025 Revolving Credit Facility	5,000	—	230,000	—
Repayment of 2025 Revolving Credit Facility	(55,000)	—	(210,000)	—
Purchase of treasury stock	—	—	—	(10,370)
Payment of debt issuance costs	—	(615)	(4,267)	(615)
Borrowings on finance leases, net	—	67	—	67
Proceeds from issuance of Class A common stock under ESPP	345	212	1,742	1,095
Net cash (used in) provided by financing activities	(53,931)	(3,649)	2,363	(41,315)
Net decrease in cash, cash equivalents and restricted cash	(22,304)	(67,496)	(1,331)	(51,822)
Cash, cash equivalents and restricted cash at beginning of period	50,645	97,168	29,672	81,494
Cash, cash equivalents and restricted cash at end of period	$28,341	$29,672	$28,341	$29,672

Cash and cash equivalents	$16,814	$16,848	$16,814	$16,848
Restricted cash	11,527	12,824	11,527	12,824
Cash, cash equivalents and restricted cash at end of period	$28,341	$29,672	$28,341	$29,672
Supplemental noncash investing and financing activities:
Purchases of property and equipment not yet paid	$21,357	$12,530	$21,357	$12,530
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$333	$5,015	$6,071	$5,015
Debt issuance costs not yet paid	$—	$4,267	$—	$4,267
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$(35,698)	$(96,655)	$(282,755)	$(315,245)
Income taxes, net of refunds	$418	$(22,229)	$(44,495)	$(80,089)

CLARITEV CORPORATION
Calculation of EBITDA and Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net loss	$(80,570)	$(137,965)	$(284,282)	$(1,645,831)
Adjustments:
Interest expense	99,408	81,252	392,022	326,371
Interest income	(279)	(408)	(1,561)	(3,130)
Benefit for income tax	(26,347)	(48,166)	(88,796)	(124,881)
Depreciation	25,894	22,818	101,669	88,190
Amortization of intangible assets	85,844	85,970	343,757	343,883
Non-income taxes	368	715	2,065	2,338
EBITDA	$104,318	$4,216	$464,874	$(1,013,060)
Adjustments:
Other expenses, net(1)	12,459	2,818	28,364	5,402
Loss on sale of assets, including right-of-use assets	8,913	8,440	16,293	8,595
Loss on sale of equity investments	—	—	2,667	—
Transformation costs(2)	15,418	—	44,954	—
Integration expenses	18	689	597	2,683
Transaction costs related to refinancing transaction	166	63,930	8,045	63,930
Loss (gain) on extinguishment of debt	—	—	670	(5,913)
Change in fair value of Private Placement Warrants and Unvested Founder Shares	—	(1)	—	(477)
Loss on impairment of goodwill and intangible assets	—	54,500	—	1,488,863
Stock-based compensation, including cRSUs	10,034	6,816	36,093	26,645
Adjusted EBITDA	$151,326	$141,408	$602,557	$576,668
(1)"Other expenses, net" represents miscellaneous non-recurring expenses, impairment of other assets, non-integration related severance costs, legal expenses associated with the antitrust matters and start-up costs related to international expansion.
(2)"Transformation costs" represent costs directly associated with our multi-year transformation program called Vision 2030 which includes internal personnel costs for employees that have been either hired or redeployed and are fully dedicated to transformation activities, as well as other non-recurring and duplicative costs. At such time that internal personnel are redeployed to non-transformation activities, they will no longer be included as an adjustment herein. Internal personnel expense included in the Transformation costs for the year ended December 31, 2025 amounted to $16.9 million.

CLARITEV CORPORATION
Calculation of Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio (Unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$66,286	$(33,413)	$117,324	$107,616
Purchases of property and equipment	(29,909)	(30,434)	(129,601)	(118,123)
Free cash flow	36,377	(63,847)	(12,277)	(10,507)
Interest paid	35,698	96,655	282,755	315,245
Unlevered free cash flow	$72,075	$32,808	$270,478	$304,738

Adjusted EBITDA	$151,326	$141,408	$602,557	$576,668
Adjusted cash conversion ratio	48%	23%	45%	53%

Net cash used in investing activities	$(34,659)	$(30,434)	$(121,018)	$(118,123)
Net cash (used in) provided by financing activities	$(53,931)	$(3,649)	$2,363	$(41,315)